EXHIBIT 21.1

THE SHAW GROUP INC.®
GREATER THAN 50% OWNED
SUBSIDIARIES AND AFFILIATES

(Updated as of August 31, 2004)

1.	ACL Piping, Inc.

2.	Aiton & Co Limited

3.	American Plastic Pipe and Supply, L.L.C.

4.	Amikwiche Construction Itée

5.	Arlington Avenue E Venture, LLC

6.	Associated Valve, Inc.

7.	Badger® Technologies, L.L.C.

8.	Badger® Technology Holdings, L.L.C.

9.	Beaulieu Coutu Bélanger et Associés Inc.

10.	Benicia North Gateway II, L.L.C.

11.	B.F. Shaw, Inc.

12.	Bureau d’Évaluation Beaulieu Coutu et Associés Inc.

13.	Camden Road Venture, LLC

14.	C.B.P. Engineering Corp.

15.	Chimento Wetlands, L.L.C.

16.	Coastal Estuary Services, L.L.C.

17.	Cojafex B.V.

18.	Eagle Industries, Inc.

19.	EDS Equipment Company, LLC

20.	EDS Puerto Rico, Inc.

21.	EMCON/OWT, Inc.

22.	Envirogen, Inc.

23.	Évimbec Itée

24.	Field Services Canada Inc.

25.	Field Services, Inc.

26.	Great Southwest Parkway Venture, LLC

27.	Groupe conseil Forchemex Itée

28.	Groupe conseil Roche Atlantique Inc.

29.	Groupe-conseil TDA Inc.

30.	Gulf Coast Equipment Rental, Inc.

31.	HL Newhall II, L.L.C.

32.	Holdings Manufacturas Shaw South America, C.A.

33.	IT Holdings Canada, Inc.

34.	IT UK Environmental & Infrastructure

35.	Jernee Mill Road, L.L.C.

36.	JSC International, Ltd.

37.	Kato Road II, L.L.C.

38.	KIP I, L.L.C.

39.	LandBank Baker, L.L.C.

40.	LandBank Properties, L.L.C.

41.	Les Impressions Intégrales Inc.

42.	LFG Specialties, L.L.C.

43.	Lone Star Fabricators, Inc.

44.	Manufacturas Shaw South America, C.A.

45.	Millstone River Wetland Services, L.L.C.

46.	MWR, Inc.

47.	Nortec Construction

48.	Norwood Venture I, L.L.C.

49.	Otay Mesa Ventures II, L.L.C.

50.	Pacific Support Group LLC

51.	Pike Properties I, Inc. (Formerly, SAON Properties, Inc.)

52.	Pike Properties II, Inc. (Formerly, Secorp, Inc.)

53.	Pipework Engineering and Developments Limited

54.	Plattsburg Venture, L.L.C.

55.	Power Technologies Asia-Pacific Sdn. Bhd.

56.	Prospect Industries (Holdings), Inc.

57.	PT Stone & Webster Indonesia

58.	9080-1499 Québec Inc.

59.	Raritan Venture I, L.L.C.

60.	Réseau ECI Inc.

61.	Roche Construction Inc.

62.	Roche International Inc.

63.	Roche IT Chile Ltda

64.	Roche IT Peru Ltda

65.	Roche Ltd., Consulting Group

66.	Roche USA Ltd.

67.	Rosaire Després & Associés Inc.

68.	S C Woods, L.L.C.

69.	SELS Administrative Services, L.L.C.

70.	Shaw A/DE, Inc.

71.	Shaw Aiton Australia Pty Limited

72.	Shaw Alaska, Inc.

73.	Shaw Alloy Piping Products, Inc.

74.	Shaw Americas, L.L.C.

75.	Shaw Beale Housing, L.L.C.

76.	Shaw Beneco, Inc.

77.	Shaw California, L.L.C.

78.	Shaw Capital, Inc.

79.	Shaw CENTCOM Services, L.L.C.

80.	Shaw CMS, Inc.

81.	Shaw Coastal, Inc.

82.	Shaw Connex, Inc.

83.	Shaw Constructors, Inc.

84.	Shaw Dunn Limited

85.	Shaw E & I International Ltd.

86.	Shaw E & I Investment Holdings, Inc.

87.	Shaw E & I Russia, Inc.

88.	Shaw Energy Delivery Services, Inc.

89.	Shaw Energy Services, Inc.

90.	Shaw Environmental, Inc.

91.	Shaw Environmental & Infrastructure, Inc.

92.	Shaw Environmental Liability Solutions, L.L.C.

93.	Shaw Export Company, S. de R. L. de C.V.

94.	Shaw Fabricators, Inc.

95.	Shaw Facilities, Inc.

96.	Shaw Field Services, Inc.

97.	Shaw Fronek Company (FCI), Inc.

98.	Shaw Fronek Power Services, Inc.

99.	Shaw FVF, Inc.

100.	Shaw Global, L.L.C.

101.	Shaw Global Energy Services, Inc.

102.	Shaw Group Australia Pty Limited

103.	Shaw Group UK Holdings

104.	Shaw Group UK Limited

105.	Shaw GRP of California

106.	Shaw Hanscom Housing, L.L.C.

107.	Shaw Heat Treating Service, C.A.

108.	Shaw Industrial Supply Co., Inc.

109.	Shaw Infrastructure, Inc.

110.	Shaw Intellectual Property Holdings, Inc.

111.	Shaw International, Inc.

112.	Shaw International, Ltd. (Formerly, Shaw Caribbean (Cayman), Ltd.)

113.	Shaw International Management Services One, Inc.

114.	Shaw International Management Services Two, Inc.

115.	Shaw JV Holdings, L.L.C

116.	Shaw-Khudhairy-Dyncorp-Wood, L.L.C.

117.	Shaw Lancas, C.A.

118.	Shaw Liquid Solutions LLC

119.	Shaw Little Rock Housing, L.L.C.

120.	Shaw Maintenance, Inc.

121.	Shaw Managed Services, Inc.

122.	Shaw Management Services One, Inc.

123.	Shaw Manufacturing and Services, Inc.

124.	Shaw Manpower, S. de R.L. de C.V.

125.	Shaw Mexican Holdings, S. de R.L. de C.V.

126.	Shaw Mexico, L.L.C.

127.	Shaw Missouri Idaho, LLC

128.	Shaw NAPTech, Inc.

129.	Shaw Overseas (Far East) Ltd.

130.	Shaw Overseas (Middle East) Ltd.

131.	Shaw Pipe Shields, Inc.

132.	Shaw Pipe Supports, Inc.

133.	Shaw PowerGen, L.L.C.

134.	Shaw Power Services Group, L.L.C.

135.	Shaw Power Services, Inc.

136.	Shaw Power Technologies, Inc.™ (formerly Power Technologies, Inc.®)

137.	Shaw Power Technologies International Limited™

138.	Shaw Process and Industrial Group, Inc.

139.	Shaw Process Fabricators, Inc.

140.	Shaw Property Holdings, Inc.

141.	Shaw Remediation Services, L.L.C.

142.	Shaw-Robotic Environmental Services, L.L.C.

143.	Shaw Services, L.L.C.

144.	Shaw SSS Fabricators, Inc.

145.	Shaw Stone & Webster Puerto Rico, Inc.

146.	Shaw Sunland Fabricators, Inc.

147.	Shaw Trading FSC, Ltd.

148.	Shaw Transmission & Distribution Services, Inc. (formerly, Shaw Management Services Six, Inc.)

149.	Shaw Waste Solutions, LLC

150.	Shaw Word Industries Fabricators, Inc.

151.	Sodéroc Développement Itée

152.	So-Glen Gas Co., LLC

153.	Stone & Webster Asia, Inc.

154.	Stone & Webster Canada Holding One (N.S.), ULC

155.	Stone & Webster Canada Holding Two, Inc.

156.	Stone & Webster Canada L.P.

157.	Stone & Webster Construction, Inc.

158.	Stone & Webster Construction Services, L.L.C.

159.	Stone & Webster Consultants Limited

160.	Stone & Webster Engineering Projects Private Limited

161.	Stone & Webster Engineering Services Sdn. Bdh.

162.	Stone & Webster Holding One, Inc.

163.	Stone & Webster Holding Two, Inc.

164.	Stone & Webster, Inc.

165.	Stone & Webster Insaat ve Muhendislik Limited Sirketi

166.	Stone & Webster International B.V.

167.	Stone & Webster International, Inc.

168.	Stone & Webster International Holdings, Inc.

169.	Stone & Webster – JSC Management Consultants, Inc.

170.	Stone & Webster Limited

171.	Stone & Webster Management Consultants, Inc.

172.	Stone & Webster Massachusetts, Inc.

173.	Stone & Webster Michigan, Inc.

174.	Stone & Webster Purchasing, Inc.

175.	Stone & Webster Process Technologies B.V.

176.	Stone & Webster Process Technology, Inc.

177.	Stone & Webster Services, L.L.C.

178.	S & W Consultants Holdings Limited

179.	Sugar Acquisition (NVDIP), Inc.

180.	SWINC Acquisition Five, L.L.C.

181.	The LandBank Group, Inc.

182.	The Shaw Group Inc. Political Action Committee, Inc.

183.	The Shaw Group International Inc.

184.	The Shaw Group UK Pension Plan Limited

185.	The Shaw Group UK 1997 Pension Scheme Limited

186.	The Shaw Group UK 2001 Pension Plan Limited

187.	Whessoe Piping Systems Limited

188.	Whippany Venture I, L.L.C.

189.	Worldwide Industrial Constructors, Inc.